Exhibit 16

December 27, 2005

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir /Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K/A dated December 27, 2005 of Infinium Labs, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained in (a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v), (a)(vi) and (a)(vii).

Very truly yours,

/s/ Baumann, Raymondo & Company PA